Exhibit 7(b)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

Direct Line: (202) 383-0118

Internet: thomas.bisset@sutherland.com

April 29, 2009

VIA EDGAR

Farm Bureau Life Insurance Company

5400 University Avenue

West Des Moines, IA 50266

Re:	Farm Bureau Life Variable Account
(File No. 33-12789)

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 28 to the Registration Statement on Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

/s/ Thomas E. Bisset
Thomas E. Bisset